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                                                                   EXHIBIT 23(C)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
St. Joe Container Company:

    We consent to the inclusion of our report dated February 12, 1996, with respect to the statements of financial position of St. Joe Container Company as of December 31, 1994 and 1995, and the related statements of operations, cash flows and changes in equity for each of the years in the three-year period ended December 31, 1995, which report appears in the Form S-4 of Four M Corporation dated July 12, 1996 and to the reference to our firm under the heading "Experts" in the Form S-4 of Four M Corporation dated July 12, 1996. Our report refers to changes in the method of accounting for income taxes and investments.

                                          /s/ KPMG PEAT MARWICK LLP
                                          KPMG PEAT MARWICK LLP

Jacksonville, Florida
July 10, 1996